As filed with the Securities and Exchange Commission on
                            December 20, 1995

                       Registration No. 33-_______

_________________________________________________________________
_________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                   __________________________________

                                FORM S-8

                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                   __________________________________

                     AMERICAN TRAVELLERS CORPORATION
           (Exact name of registrant as specified in charter)

          Pennsylvania                               23-1738097
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

                           3220 Tillman Drive
                       Bensalem, Pennsylvania 19020
                (Address of Principal Executive Offices)

         AMERICAN TRAVELLERS CORPORATION 1995 STOCK OPTION PLAN
                        (Full title of the plan)

                             John A. Powell
                   Chairman of the Board and President
                     American Travellers Corporation
                           3220 Tillman Drive
                           Bensalem, PA 19020
                 (Name and address of agent for service)

                             [215] 244-1600

      (Telephone number, including area code, of agent for service)

                               Copies to:

                         Ramon R. Obod, Esquire
                    Fox Rothschild O'Brien & Frankel
                     2000 Market Street, 10th Floor
                         Philadelphia, PA  19103


 _________________Calculation_of_Registration_Fee______________________


                                   Proposed       Proposed
                                   Maximum        Maximum
                                   Offering       Aggregate   Amount of
Title of Securities Amount to be   Price          Offering    Registration
to be Registered    Registered(1)  Per Share(2)   Price       Fee


Common Stock,       500,000        $25 1/2       $12,750,000  $4,396.58
$.01 par value      Shares


_________________________________________________________________

(1) In accordance with Rule 416 under the Securities Act of 1933, also includes such additional shares as may be issued to prevent dilution of the shares covered hereby as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.


                     AMERICAN TRAVELLERS CORPORATION

                          CROSS REFERENCE SHEET

Pursuant to Rule 404 and Item 501 of Regulations S-K

Form S-8 Item No.                      Heading in Prospectus

1.       Plan Information

         (a)  General Plan            Cover Page; Description of the
              Information             Plan - General, Purposes;
                                      Administration; Term of the Plan and
                                      Amendment, Suspension and
                                      Termination of the Plan

         (b)  Securities to be        Cover Page; Description of the
              Offered                 Plan - General

         (c) Employees Who May        Description of the Plan -
             Participate in the       General - Purposes and -
             Plan                     Participants and Grants -
                                      Formula Awards to Eligible
                                      Directors; Reports of the
                                      Company

         (d) Purchase of Securities   Description of the Plan -
             Pursuant to the Plan     Participants and Grants -
             and Payment for          Formula Awards to Eligible
             Securities Offered       Directors

         (e)  Resale Restrictions     Description of the Plan -
                                      Participants and Grants -
                                      Formula Awards to Eligible
                                      Directors; Resale Restrictions

         (f)  Tax Effects of Plan     Federal Tax Consequences
              Participation

         (g)  Investment of Funds     Not Applicable

         (h)  Withdrawal from the     Description of the Plan -
              Plan; Assignment of     Participants and Grants -
              Interest                Formula Awards to Eligible
                                      Directors

         (i)  Forfeitures and         Description of the Plan -
              Penalties               Participants and Grants -
                                      Formula Awards to Eligible
                                      Directors

         (j)  Charges and Deductions  Description of the Plan -
              and Liens Therefor      Participants and Grants -
                                      Formula Awards to Eligible
                                      Directors

2.       Registrant Information and   Reports of the Company;
         Employee Plan Annual         Incorporation of Certain
         Information                  Documents by Reference



                 AMERICAN TRAVELLERS CORPORATION

                         500,000 Shares

                  Common Stock, $.01 Par value



     This Prospectus relates to the offering by American Travellers Corporation (the "Company") of 500,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), pursuant to the Company's 1995 Stock Option Plan (the "Plan") which provides for the granting of awards covering up to 500,000 shares of Common Stock subject to adjustment upon the occurrence of certain events specified in the Plan, including stock dividends, stock splits and extraordinary cash dividends. The awards which may be issued pursuant to the Plan include stock options to "Participants" (as defined) and stock options which may be granted as "Formula Awards" (as defined) to "Eligible Directors" (as defined), all as more fully described in this Prospectus.





     The Common Stock of the Company is traded on the over the counter market and quoted on the NASDAQ National Market System.
On December 19, 1995, the last reported sale price of the Common
Stock as reported by NASDAQ was $26 per share.





THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





     The date of this Prospectus is December 20, 1995.


                     ADDITIONAL INFORMATION



     The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the shares offered hereby. The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company's annual report to shareholders for its last fiscal year and, promptly upon the written or oral request of such person, a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Susan T. Mankowski, Secretary of the Company, 3220 Tillman Drive, Bensalem, Pennsylvania 19020 (telephone 215-244-1600).

     No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.


                     DESCRIPTION OF THE PLAN
General

     This Prospectus relates to an aggregate of 500,000 shares of Common Stock which may be issued pursuant to the Company's 1995 Stock Option Plan. The Plan provides for the issuance of up to 470,000 shares of the Company's Common Stock, upon the exercise of stock options, to employees and persons with managerial, professional or supervisory responsibilities (other than Eligible Directors) whom the committee administering the Plan (the "Committee") determines from time to time have the capacity to make a substantial contribution to the success of the Company ("Participants").

     The Plan also provides for the issuance of up to an additional 30,000 shares of the Company's Common Stock upon the exercise of stock options granted as Formula Awards to Eligible Directors pursuant to the Plan. The Plan, which was originally adopted by the Company's Board of Directors (the "Board of Directors") on February 16, 1995, was approved by the Company's shareholders on May 25, 1995 and became effective on that date. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     The description of the Plan contained herein does not purport to be complete, and reference is made to the Plan and to the respective agreements evidencing awards made pursuant to the Plan for a full statement of the terms and provisions applicable to such awards.

     The principal office of the Company is located at 3220
Tillman Drive, Bensalem, Pennsylvania and its telephone number is
(215) 244-1600.

Purposes

     The purposes of the Plan are to enable the Company and its subsidiaries to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, officers of, and consultants to, the Company, responsible for the past and continued success of the Company, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success.

Administration

     The Plan is administered by the Committee which, according to the terms of the Plan, must consist of two or more directors of the Company designated by the Board of Directors. Except to the extent an Eligible Director is permitted to receive Formula Awards, members of the Committee are not eligible to participate in the Plan and no such member may have otherwise participated in the Plan or any other plan of the Company or its subsidiaries providing for the acquisition of stock, stock options, or other types of grants permitted pursuant to the Plan within one year prior to serving on the Committee. Subject to the limitations of the Plan, the Committee has the sole and complete authority to:
(i) interpret and administer the Plan and stock options granted pursuant thereto; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any stock option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom stock options other than Formula Awards shall be granted and the number of stock options other than Formula Awards to be granted to any such person; (iv) determine the terms of stock options other than Formula Awards granted under the Plan, consistent with the provisions of the Plan; and
(v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any stock option shall be final, binding and conclusive. The Committee's determinations on matters within its authority are conclusive and binding upon the Company and all other persons. There is no set term for the members of the Committee and they can be removed with or without cause by the Board of Directors of the Company.

     The present Committee members, each of whom is a director of the Company, are Walter J. Diener and Arnold H. Keehn.

Limitation on Aggregate Shares

     The number of shares of Common Stock which may be issued pursuant to the Plan upon the exercise of stock options granted to Participants and Formula Awards to Eligible Directors may not exceed, in the aggregate, 500,000 shares. Of such shares, the number available for issuance pursuant to Formula Awards granted to Eligible Directors under the Plan is 30,000. To the extent any stock options granted to Participants or granted to Eligible Directors as Formula Awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares will again be available under the Plan. The shares of Common Stock issued pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee determines.

Participants and Grants

     General. Stock options may be granted by the Committee to those persons other than Eligible Directors who the Committee determines have the capacity to make a substantial contribution to the success of the Company. The Committee may grant stock options to purchase such number of shares of Common Stock (subject to the aggregate limitations set forth in the Plan) as the Committee may, in its sole discretion, determine. Notwithstanding the foregoing, no Participant shall be granted stock options in any year (a consecutive twelve (12) month period) to purchase in excess of 200,000 shares of Common Stock. In granting stock options other than Formula Awards under the Plan, the Committee, on an individual basis, may vary the number of incentive stock options or non-qualified stock options as between Participants and may grant incentive stock options and/or non-qualified stock options to a Participant in such amounts as the Committee may determine in its sole discretion.

     Price and Other Terms of Options. Options granted to a Participant under the Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statute (the "Code"), or in such other form, consistent with the Plan, as the Committee may determine. The option price per share of Common Stock for an option granted to a Participant must be fixed by the Committee at not less than 100% of the "fair market value" of a share of Common Stock on the date of grant. For purposes of options to Participants, the term "fair market value" of the Common Stock means the last reported sale price of the Common Stock as reported on NASDAQ on the day immediately preceding the date fair market value is to be determined. Options granted to a Participant will be exercisable at such time or times as the Committee determines at or subsequent to grant. Options granted to a Participant will be exercisable in whole or in part by written notice to the Company (to the attention of the Company's Secretary), signed by the Participant exercising the option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the option price. Payment of the option price for an option granted to a Participant may be made, at the discretion of the optionee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock (valued at the "fair market value" thereof on the date of exercise), or (C) by a combination of cash and Common Stock. The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon exercise of a stock option. The date both such notice and payment are received by the office of the Secretary of the Company will be the date of exercise for the option as to the number of shares specified.

     Incentive stock options may be granted to purchase Common Stock under the Plan at not less than the fair market value of the shares as of the date of grant (or 110% of fair market value in the case of any officer or employee holding in excess of 10% of the combined voting power of all classes of the Company's stock as of the date of grant). To the extent that an optionee is granted incentive stock options under the Plan to purchase Common Stock having a fair market value (determined as of the date of grant) which exceeds $100,000 with respect to incentive stock options which are exercisable for the first time by such optionee in any calendar year under all stock option plans of the Company, such excess stock options will be treated as non-qualified stock options.

     Agreements. Each stock option granted to a Participant under the Plan shall be evidenced by an agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall determine in its sole discretion.

     Non-Transferability. No stock option shall be transferable except by will or the laws of descent and distribution, nor shall any stock option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

     Tax Withholding. The Company's obligations under the Plan are subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any stock option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

     No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any stock options thereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any subsidiary of the Company, or shall in any way affect the right and power of the Company or any subsidiary to terminate the employment of any such Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

     Termination.   Options expire immediately in the event a
Participant is terminated with or without cause (except due to death, total disability or retirement as provided below) or resigns; provided, however, in the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the five year period immediately preceding such termination, for any reason except "good cause" (as defined in the Plan), each stock option held by such Participant (which had not then previously lapsed or terminated and which had been held by such Participant for more than six (6) months prior to such termination) shall become immediately exercisable as to the total number of shares of Common Stock and shall remain so exercisable for a period of three (3) months after such termination unless, in either case, such option expires earlier by its terms.

     In the event of a termination as to a Participant's employment by the Company or its subsidiaries by reason of permanent and total disability as determined by the Committee ("Total Disability"), or by retirement in accordance with Company policies ("Retirement"), any outstanding stock option which shall not have previously lapsed or terminated shall be, or immediately become, fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent prior to termination of employment) and shall remain so exercisable but only for a period of six (6) months with respect to Total Disability and three (3) months with respect to Retirement, unless, in either case, such stock option expires earlier by its terms.

     In the event of the death of a Participant, any outstanding stock option which shall not have lapsed or terminated prior to such Participant's death shall be immediately, or become, fully exercisable by the executors or administrators of such Participant's estate, or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, as may be appropriate, as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) and shall remain so exercisable for a period of six (6) months after such Participant's death unless, in either case, such stock option expires earlier by its terms.

     In the event of the termination of a Participant's service as a director of the Company, who at the time of such termination was an Eligible Director and had continuously served as a director of the company during the five (5) year period immediately preceding such termination, and such termination is for any reason except for such Participant's death or total disability or the removal of such Participant as director (by the shareholders, the Board of Directors or otherwise) for "good cause" (as defined in Section 3.7(e) of the Plan), each stock option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such stock option expires earlier by its terms.

     All aforementioned exercise periods applicable to stock options upon a termination of employment, whether on account of Total Disability, Retirement, death or otherwise, are subject to the further limitation that no option granted pursuant to the Plan may, in any case, be exercisable beyond the stated expiration date of such option.

Formula Awards to Eligible Directors

     General. The Plan provides for the grant of Formula Awards to Eligible Directors in accordance with the terms of the Plan. As defined in the Plan, the term "Eligible Director" means a member of the Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company. Each Formula Award granted under the Plan is to be evidenced by an agreement duly executed on behalf of the Company and by the Eligible Director to whom such Formula Award is granted and dated as of the applicable date of grant. Each such agreement must comply with and is subject to the terms and conditions of the Plan. Any Formula Award agreement may contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. All Formula Awards granted under the Plan will be non-statutory options not intended to qualify as incentive stock options under Section 422 of the Code.

     Formula Awards. Subject to the terms of the Plan, an option to purchase 1,000 shares of Common Stock shall be granted automatically each year, immediately following the annual meeting of the Company's shareholders to each director of the Company who is an Eligible Director immediately following such annual meeting beginning with the 1995 Annual Meeting of the Company's shareholders (each, a "Formula Award").

     Formula Award Exercise Price. The exercise price per share for a Formula Award shall be the average of the "fair market value" for the fifth (5th) through the ninth (9th) "business days" (defined in the Plan as those days on which the NASDAQ is open for trading) following the date of grant. For purposes of the preceding sentence, "fair market value" means the last reported sale price of the Common Stock as reported on NASDAQ.

     Vesting and Exercisability. Except as otherwise provided in the Plan, a Formula Award shall immediately vest upon the grant of the Formula Award. A Formula Award shall become exercisable immediately upon vesting for all directors who have served as directors of the Company for a total of five (5) consecutive years as of the date of the grant. If a director has not served as a director for such period as of the date of the grant, the Formula Award shall become exercisable according to the following schedule:

       Period of Optionee's Continuous Service  Portion of
Formula as a Director of the Company Award that is
Following the Date of the Grant                    Exercisable

       Twelve months.................................33 1/3%
       Eighteen months...............................66 2/3%
       Twenty-Four months............................100    %

     Except as otherwise provided in the Plan, any Formula Award, to the extent the same is exercisable in accordance with the Plan, is exercisable in whole or in part at any time or from time to time until the expiration or termination in accordance with the Plan by written notice to the Company, signed by the person exercising the Formula Award, stating the number of shares with respect to which the Formula Award is being exercised, accompanied by payment in full of the exercise price for the number of shares to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Formula Award as to such number of shares.

     Term of Formula Awards. Each Formula Award not earlier terminated shall have a term of 10 years commencing on its date of grant. In the event of the termination of a Formula Award holder's service as a director of the Company, by reason of his or her removal as Director (by the shareholders, the Board of Directors, or otherwise) the then-outstanding Formula Awards of such holder (whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination. In the event of the termination of a Formula Award holder's service as a director of the Company by reason of retirement or total and permanent disability, the then-outstanding Formula Awards of such holder not then exercisable shall become exercisable on the date of such termination, and each Formula Award then held by such holder shall expire one (1) year after the date of such termination or on the stated grant expiration date, whichever is earlier. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board policy or (ii) termination of service on or after such holder's 65th birthday. In the event of the death of a Formula Award holder while the holder is a director of the Company, the then outstanding Formula Awards of such holder not then exercisable shall become exercisable on the date of such termination, and each Formula Award then held by such holder shall expire one (1) year after the date of death of such holder or on the stated grant expiration date, whichever is earlier. In the event of the termination of a Formula Award holder's service as a director for any reason other than as described above, including without limitation, expiration of the director's term in office (without renomination or reelection) or by resignation, the then outstanding Formula Awards of such holder not then exercisable shall be exercisable to the full extent such Formula Awards were exercisable immediately prior to such termination, and each such Formula Award shall expire three (3) months after the effective date of such termination or on the stated grant expiration date, whichever is earlier.

     Transfer Restrictions. The right of any holder of a Formula Award to exercise a Formula Award shall, during the lifetime of such holder, be exercisable only by such holder or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such holder other than by will or the laws of descent and distribution or a QDRO.

     Limitation of Rights. Neither the recipient of a Formula Award nor such recipient's successors in interest shall have any rights as a shareholder on account of such award until the date of issuance of a stock certificate evidencing shares acquired upon their purchase pursuant to such Formula Award and then only to the extent of any rights evidenced by such shares. Neither the Plan, nor the granting of a Formula Award, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of compensation.

     Commencement of Grants of Formula Awards. Notwithstanding any provision in the Plan to the contrary, no Formula Award shall be granted pursuant to the Plan unless and until no additional Formula Awards may be granted pursuant to the Company's 1993 Stock Option Plan.

     Capital Adjustments. The aggregate number of shares with respect to which a Formula Award may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding Formula Award, and the exercise price per share specified in each such Formula Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

Awards Outstanding

     As of the date of this Prospectus, options were awarded (other than Formula Awards) pursuant to the Plan to Participants to purchase a total of 368,868 shares of Common Stock. Of that total, (i) 240,368 options were granted on May 25, 1995 at an exercise price of $18.00 per share, which options expire on May 24, 2005 and (ii) 128,500 options were granted on November 9, 1995 at an exercise price of $23.625 per share, which options expire on November 8, 2005. All such options become exercisable at various times. No Formula Awards have been issued to date.

Term of the Plan

     Unless extended by the shareholders of the Company or earlier terminated by the Board of Directors, the Plan will expire on February 15, 2005 and, thereafter no awards may be made pursuant to the Plan. However, the Plan will continue after such date to govern all awards granted before that date until the exercise, expiration or cancellation of such awards.

Adjustments Upon Certain Changes

     In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which stock options may be granted to Participants. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised stock options or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a stock option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

Amendment, Suspension and Termination of Plan

     The Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to incentive stock options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that (i) no amendment shall be made more than once every six (6) months that would change the amount, price or timing of Formula Awards, and (ii) without the approval of the Company's shareholders no amendment shall be made which:

     (i) increases the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan (other than in connection with a recapitalization or certain other events pursuant to the terms of the Plan; or

     (ii)      extends the term of the Plan; or

     (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the Plan; or

     (iv) otherwise materially increases the benefits accruing to Participants or Eligible Directors under the Plan; or

     (v) materially modifies the requirements as to eligibility for participation in the Plan; or

     (vi) will cause stock options granted under the Plan, including Formula Awards, to fail to meet the requirements of Rule 16b-3.

Governing Law

     The Plan provides that its validity and construction, and the validity and construction of its rules and regulations and any agreements entered into thereunder, shall be governed by the laws (other than choice of law provisions) of the Commonwealth of Pennsylvania.

                 FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a general summary of the Federal income tax aspects of the Plan. State and local income and other tax consequences are not discussed and may vary from state to state.

Tax Deductibility Under Code Section 162(m). Section 162(m) of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for certain executives, but contains an exception for qualified "performance-based compensation." In December 1993, the Internal Revenue Service issued proposed regulations interpreting this provision. The Plan has been drafted and is intended to be administered to enable stock options granted under the Plan to qualify as "performance-based compensation," and the discussion below assumes that they will. However, until these regulations are finalized, there can be no assurance that all of their requirements will be met.

Non-qualified Stock Options and Formula Awards. For Federal income tax purposes, the recipient of a non-qualified option (including Formula Awards) granted under the Plan will not recognize any income for Federal income tax purposes upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of a non-qualified option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the stock at the date of exercise over the exercise price of the option. An optionee's basis in the stock acquired pursuant to a non-qualified option, for purposes of determining his gain or loss on his subsequent disposition of the shares, will generally be equal to the fair market value of the stock on the date of exercise of the non-qualified option.

     Optionees who are subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, unless they elect within 30 days of exercising a non-qualified stock option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at such time), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of the six month period under
Section 16(b), or (ii) the first day on which the sale of such stock at a profit will not subject the optionee to liability to the Company for the profit.

Incentive Stock Options. An employee generally recognizes no income when an incentive stock option is granted to him or when that option is exercised. It should be noted, however, that for purposes of the alternative minimum tax under Section 55 of the Code, an incentive stock option is treated as a non-qualified stock option. As a result, the excess of the fair market value of the shares subject to an incentive stock option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. Therefore, depending upon his other circumstances, the Optionee may be subject to the alternative minimum tax with regard to the exercise of an incentive stock option. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an incentive stock option is equal to the fair market value taken into account in determining the amount of ordinary income recognized with respect to such option.

     Upon a disposition of shares acquired pursuant to an incentive stock option, the optionee will recognize long-term capital gain and the Company will not be entitled to a deduction as long as the optionee does not dispose of the shares, either
(i) within two years after the grant of the option, or (ii) within one year after the exercise of the option. However, if the optionee does not satisfy these holding periods, the optionee will recognize ordinary income upon such a disposition equal to the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares, or (ii) the gain realized upon such disposition.
The Company will be entitled to a deduction only to the extent the optionee must recognize ordinary income with respect to such incentive stock option.

     The Optionee's basis (for purposes of determining the amount of gain or loss upon a subsequent disposition of shares that satisfies the holding period requirements) in shares acquired upon the exercise of an incentive stock option is equal to the exercise price of the shares in the event that the entire exercise price is paid in cash. If all or a portion of the exercise price is paid in the form of shares already owned by the optionee, Proposed Treasury Regulations indicate that the basis in the shares received upon such an exercise will be as follows:

          (i) For that number of shares which is equal to the number of already-owned shares that are delivered to the Company in part or full payment of the exercise price, the basis is the same as the basis of such already-owned shares; and

          (ii) For any shares of Common Stock received in excess of the number of already-owned shares of Common Stock that are delivered to the Company in part or full payment of the exercise price, the basis is equal to the amount of cash, if any paid, in connection with the exercise of the option.

     It should also be noted that the delivery of already-owned shares in part or full payment of the exercise price of a stock option will constitute a disqualifying disposition of such already-owned shares if (i) such already-owned shares were previously acquired by the exercise of an incentive stock option and (ii) at the time of delivery of the already-owned shares the Optionee has not satisfied the required holding period with respect to such already-owned shares.

Taxation of Capital Gains and Ordinary Income. Currently, the maximum Federal income tax rate for individuals applicable to long-term capital gains is 28%, whereas the maximum Federal income tax rate for individuals applicable to ordinary income is 36% (39.6% for individuals with taxable income over $250,000). Capital losses generally are only deductible against capital gains and, for individuals, a limited amount ($3,000 per year) of ordinary income.

     The Plan is not qualified under Section 401(a) of the Code.


                       RESALE RESTRICTIONS

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company for purposes of the Securities Act of 1933. Shares acquired under the Plan by an affiliate or, under certain conditions, by persons who are not employees of the Company at the time of exercise of the options or not otherwise deemed to be employees of the Company, may only be reoffered or resold pursuant to an effective registration statement under the Securities Act of 1933 or in accordance with Rule 144 thereunder. An affiliate, or any person who is not an employee of the Company or not deemed to be an employee of the Company, may not reoffer or resell shares by means of this Prospectus.

     Under Section 16(b) of the Securities Exchange Act of 1934, as amended, if a director or officer of the Company, or a person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, purchases and sells, or sells and then purchases, Common Stock of the Company within a six-month period, any profit derived from such transactions within the meaning of Section 16(b) must be paid to the Company. The provisions of Section 16(b) are generally known as the "short-swing profit" provisions. However, in certain cases specific rules exempt certain transactions from the short-swing profit provisions provided applicable conditions set forth in the rules are complied with. All directors and officers of the Company and all persons who beneficially own, directly or indirectly, more than ten percent of the Common Stock of the Company, should, therefore, consider the limitations imposed by
Section 16(b) prior to purchasing or selling any Common Stock.

                     REPORTS OF THE COMPANY

     The Company's Quarterly and Annual Reports to Shareholders, proxy soliciting material and other communications distributed to the Company's shareholders generally will be provided to all Participants and Eligible Directors whether or not they are shareholders of the Company. If a Participant or Eligible Director does not for some reason receive a copy of any of such reports, material or other communications, he or she may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to Susan T. Mankowski, Secretary, 3220 Tillman Drive, Bensalem, PA 19020, (215-244-1600).

     Participants and Eligible Directors will be provided from time to time such reports, if any, concerning the amount and status of stock options and Formula Awards as the Committee deems appropriate. While the Committee does not have any present intention of issuing such reports on a regular basis, any Participant or Eligible Director may obtain information concerning the amount and status of his or her stock options or Formula Awards by contacting Susan T. Mankowski at the address or telephone number indicated in the preceding paragraph.


                    INCORPORATION OF CERTAIN
                     DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) The Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and
          September 30, 1995, respectively;

     (c)  The Company's Proxy Statement dated April 21, 1995;

     (d) The description of the Company's Common Stock, $.01 par value, set forth on page 25 of Amendment No. 1 to the Company's Registration Statement on Form S-2, dated
          July 18, 1990.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

             INFORMATION NOT REQUIRED IN PROSPECTUS

                             PART II

Item 3.   Incorporation of Documents by Reference

     Reference is made to the information appearing under the heading "Incorporation of Certain Documents by Reference" in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

Legal Matters

     Legality of the shares offered hereby has been passed upon for the Company by Fox, Rothschild, O'Brien & Frankel, 2000 Market Street, 10th Floor, Philadelphia, Pennsylvania 19103. Ramon R. Obod, a Director of the Company, is a partner in the firm of Fox, Rothschild, O'Brien & Frankel.

Experts

     The consolidated financial statements and schedules of the Company and its subsidiaries contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 which have been incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein upon the authority of such firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers

     Under Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, and Section 8365 of the Pennsylvania Directors' Liability Act, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Such indemnification may be made whether or not the Company would have the power to indemnify the director under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the Company.

     The Company may also purchase and maintain insurance for the benefit of any director or officer and which may cover claims for which the Registrant could not indemnify such person.

     Article 8 of the Articles of Incorporation of the Company provides as follows:

     "The Corporation shall indemnify any and all of its present or former directors and officers and any person who is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent permitted by law. Such right of indemnification shall not be exclusive of any other right which such officers and directors of the Corporation and other persons may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.
The foregoing indemnification provisions shall be retroactive to January 27, 1987 to the fullest extent permitted by law."

     Article X of the By-Laws of the Company provides as follows:

     "1. Right to Indemnification: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding (hereinafter a "proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action or suit by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director or officer, or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that except as provided in subsection 4 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and each person to whom this right to indemnification applies shall be a third party beneficiary of such right and shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by this such proceeding in advance of the final disposition of a proceedings shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees, agents or fiduciaries of the Corporation or to any person who is or was serving at the request of the Corporation as an employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, with the same or lesser scope and effect as set forth herein and in the other subsections of this Section. If and to the extent that the laws of the Commonwealth of Pennsylvania require that indemnification be provided in a given instance only if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, then termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceedings, that he or she had reasonable cause to believe that his or her conduct was unlawful. Termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself be a determination by a court that the act or failure to act giving rise to a claim for indemnification constituted willful misconduct or recklessness.
     2. Denial of Right to Indemnification: Indemnification under subsection 1 above shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of a director or officer is not proper in the circumstances because of grounds for denying indemnification under this Section or under applicable law. Such determination may be made only (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding ("disinterested directors"), or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     3. Expenses in Successful Defense: Notwithstanding any other provision of this Section, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection 1 above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Right of Claimant to Bring Suit: If a claim under subsection 1 of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the Commonwealth of Pennsylvania for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5. Non-Exclusivity of Rights: The rights to indemnification and the payment of expenses incurred in a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.
     6. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or fiduciary of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania.

     7.   Interpretation: For purposes of this Section:

     (a) References to "the Corporation" shall upon written resolution of the Board of Directors of the Corporation include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, shall for purposes of this Section be deemed to hold the same position in the Corporation as he or she held in such constituent corporation.

     (b) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     8. Amendment or Repeal: This Section may hereafter be amended to repealed: provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director or officer to obtain indemnification or advancement of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal, which date cannot be retroactive."

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

Regulation S-K Exhibit No.    Description

           4(a)               1995 Stock Option Plan


           4(b) Articles of Incorporation, as amended - Incorporated by reference to (i) Exhibit 3(a) of the Registrant's Registration Statement on Form S-3 (File No. 33-94614)

           4(c)               Amended and Restated By-laws -
                              Incorporated by reference to
                              Exhibit 3(b) to the Registrant's
                              Registration Statement on Form S-3
                              (File No. 33-94615)

           5                  Opinion of Fox, Rothschild,
                              O'Brien & Frankel

          23(a)               Consent of Fox, Rothschild,
                              O'Brien & Frankel.  Reference
                              is made to item 5.

          23(b)               Consent of Arthur Andersen LLP


Item 9.   Undertakings

     The Company hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information to the registration statement.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to this Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bensalem, Commonwealth of Pennsylvania, on December 15, 1995.

                              AMERICAN TRAVELLERS CORPORATION

                              By:/s/ John A. Powell

                                 John A. Powell, President,
                                 Chairman of the Board and
                                 Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Powell and Walter J. Diener, and each of the/m, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                    Date


/s/ John A. Powell      President, Chairman of        December 15, 1995
John A. Powell          the Board, Chief
                        Executive Officer and
                        Director

/s/Benedict J. IacovettiTreasurer and Chief           December 15, 1995
Benedict J. Iacovetti   Financial and Accounting
                        Officer


/s/ Susan T. Mankowski  Vice-President-Internal  December 15, 1995
Susan T. Mankowski           Business Systems,
                        Secretary and Director

/s/ Walter E. Conrad    Director                 December 15, 1995
Walter E. Conrad

/s/ Walter J. Diener   Director                  December 15, 1995
Walter J. Diener

/s/ Arnold H. Keehn     Director                 December 15, 1995
Arnold H. Keehn

/s/ Alice E. Powell     Director                 December 15, 1995
Alice E. Powell

/s/ Ramon R. Obod       Director                 December 15, 1995
Ramon R. Obod

/s/ Henry G. Hager      Director                 December 15, 1995
Henry G. Hager


Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Bensalem, Pennsylvania on December 15, 1995.



/s/ Walter J. Diener                             December 15, 1995
Walter J. Diener


/s/ Arnold H. Keehn                              December 15, 1995
Arnold H. Keehn



                            Index to Exhibits



Number             Exhibit

 4(a)              1995 Stock Option Plan


                 AMERICAN TRAVELLERS CORPORATION

                     1995 STOCK OPTION PLAN


         Adopted by Board of Directors: February 16, 1995

         Approved by Shareholders: May 25, 1995


         TABLE OF CONTENTS
                                                             Page

     1.  PURPOSES OF THE PLAN. . . . . . . . . . . . . . . . .  1

     2.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .  1

         2.1  Definitions. . . . . . . . . . . . . . . . . . .  1
         2.2  Administration of the Plan . . . . . . . . . . .  2
         2.3  Effective Date . . . . . . . . . . . . . . . . .  3
         2.4  Duration . . . . . . . . . . . . . . . . . . . .  4
         2.5  Shares Subject to the Plan . . . . . . . . . . .  4
         2.6  Amendments . . . . . . . . . . . . . . . . . . .  4
         2.7  Participants and Grants. . . . . . . . . . . . .  5

     3.  STOCK OPTIONS . . . . . . . . . . . . . . . . . . . .  6

         3.1  General. . . . . . . . . . . . . . . . . . . . .  6
         3.2  Price. . . . . . . . . . . . . . . . . . . . . .  6
         3.3  Period . . . . . . . . . . . . . . . . . . . . .  6
         3.4  Exercise . . . . . . . . . . . . . . . . . . . .  6
         3.5  Payment. . . . . . . . . . . . . . . . . . . . .  6
         3.6  Special Rules for Incentive Stock Options. . . .  6
         3.7  Termination of Employment or Relationship. . . .  7
         3.8  Effect of Leaves of Absence. . . . . . . . . . .  9

     4.  FORMULA AWARDS TO ELIGIBLE DIRECTORS. . . . . . . . .  9

         4.1  General. . . . . . . . . . . . . . . . . . . . .  9
         4.2  Formula Awards . . . . . . . . . . . . . . . . .  9
         4.3  Formula Award Exercise Price . . . . . . . . . . 10
         4.4  Vesting and Exercisability . . . . . . . . . . . 10
         4.5  Time and Manner of Exercise. . . . . . . . . . . 10
         4.6  Payment of Exercise Price. . . . . . . . . . . . 10
         4.7  Term of Formula Awards . . . . . . . . . . . . . 11
         4.8  Transferability. . . . . . . . . . . . . . . . . 12
         4.9  Limitation of Rights . . . . . . . . . . . . . . 12
         4.10 Limitation as to Directorship. . . . . . . . . . 12
         4.11 Capital Adjustments. . . . . . . . . . . . . . . 12
         4.12 Limit on Grants to Eligible Directors. . . . . . 12
         4.13 Commencement of Grants of Formula Awards . . . . 12
         4.14 Termination of Formula Awards. . . . . . . . . . 13
         4.15 Conflicting Provisions . . . . . . . . . . . . . 13

     5.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . 13

         5.1  Adjustments Upon Changes in Capitalization . . . 13
         5.2  Non-Transferability. . . . . . . . . . . . . . . 13
         5.3  Withholding. . . . . . . . . . . . . . . . . . . 13
         5.4  Compliance with Law and Approval of Regulatory
         Bodies. . . . . . . . . . . . . . . . . . . . . . . . 14
         5.5  No Right to Employment . . . . . . . . . . . . . 14
         5.6  Exclusion from Pension Computations. . . . . . . 14
         5.7  Abandonment of Options . . . . . . . . . . . . . 15
         5.8  Severability . . . . . . . . . . . . . . . . . . 15
         5.9  Interpretation of the Plan . . . . . . . . . . . 15
         5.10 Use of Proceeds. . . . . . . . . . . . . . . . . 15
         5.11 Construction of Plan . . . . . . . . . . . . . . 15


                                                        Appendix A

                          AMERICAN TRAVELLERS CORPORATION

                     1995 STOCK OPTION PLAN

     1.  PURPOSES OF THE PLAN

         The purposes of this 1995 Stock Option Plan are to enable American Travellers Corporation and its Subsidiaries to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, officers of, and consultants to, the Company, responsible for the past and continued success of the Company, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success.


     2.  GENERAL PROVISIONS

         2.1  Definitions

              As used in the Plan:

              (a)    "Act" means the Securities Exchange Act of
                     1934, including any and all amendments
                     thereto.

              (b)    "Board of Directors" means the Board of
                     Directors of the Company.

              (c)    "Code" means the Internal Revenue Code of
                     1986, including any and all amendments
                     thereto.

              (d) "Committee" means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

              (e)    "Common Stock" means the Company's Common
                     Stock, $.01 par value.

              (f)    "Company" means American Travellers
                     Corporation, a Pennsylvania corporation.

              (g) "Eligible Director" means a member of the Company's Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

              (h) "Fair Market Value" means, with respect to a specific date, the last reported sale price of the Common Stock in the over-the-counter market, as reported by NASDAQ; however, if the Common Stock is listed or traded on a national securities exchange on the date Fair Market Value is being determined, Fair Market Value shall mean the last reported sale price of Common Stock on such exchange, as reported by a responsible reporting service the Committee selects; or if there are no transactions in the Common Stock on such day, then Fair Market Value shall mean the last reported sale price of the Common Stock in the over-the-counter market or on such exchange, as the case may be, on the last preceding day on which there was a transaction in the Common Stock. In the event the Common Stock is not so listed or traded on a date Fair Market Value is being determined, Fair Market Value shall be determined on the basis of an average of the fair market values as of such date as determined by two or more independent and well-qualified experts in the appraisal of stock values, or on the basis of such other method as the Committee shall, in good faith, determine to be reasonable.

              (i) "Formula Award" means an option grant made to an Eligible Director pursuant to Section 4.2.

              (j) "Incentive Stock Option" means an option granted under the Plan which is intended to qualify as an incentive stock option under
                     Section 422 of the Code.

              (k)    "NASDAQ" means the National Association of
                     Securities Dealers, Inc. Automated Quotation
                     System.

              (l) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

              (m)    "Participant" means a person to whom a Stock
                     Option other than a Formula Award has been granted under the Plan.

              (n)    "Plan" means this 1995 Stock Option Plan.

              (o) "Rule 16b-3" means Rule 16b-3 promulgated under the Act or any successor Rule.

              (p)    "Stock Option" means an Incentive Stock
                     Option or a Non-Qualified Stock Option
                     granted under the Plan.

              (q) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

         2.2  Administration of the Plan

              (a)    The Plan shall be administered by the
                     Committee which shall at all times consist of two (2) or more persons, each of whom shall be members of the Board of Directors. Each member of the Committee shall be a "disinterested person" (as such term is defined in Rule 16b-3) and is deemed to be an "outside director" within the meaning of
                     Section 162(m) of the Code and any
                     regulations issued thereunder. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairperson, and shall hold meetings at such times and places as it may determine.

              (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective);
                     (iii) determine those persons to whom Stock
                     Options other than Formula Awards shall be granted and the number of Stock Options other than Formula Awards to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provision of the Plan or of any Stock Option shall be final, binding and conclusive.

              (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

              (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

         2.3  Effective Date

              The Plan is and shall be effective February 16, 1995, the date of its adoption by the Board of Directors, and Stock Options may be granted from time to time thereafter, subject, however, to approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at an annual meeting of the shareholders of the Company or at a special meeting of the shareholders of the Company expressly called for such purposes, or any adjournments thereof, held on or before February 15, 1996. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, the Plan and all Stock Options previously granted thereunder shall become null and void.

         2.4  Duration

              If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until February 15, 2005.

         2.5  Shares Subject to the Plan

              The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 500,000, of which the number of such shares which shall be available for issuance pursuant to Formula Awards made to Eligible Directors under the Plan shall be 30,000. The Stock Options and Formula Awards shall be subject to adjustment in accordance with Section 4.11 or 5.1, as appropriate, and shares to be issued upon exercise of Stock Options and Formula Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or Formula Award or portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or Formula Award or portion thereof shall be available for future grants of Stock Options or Formula Awards, as the case may be, under the Plan.

         2.6  Amendments

              The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that (i) no amendment shall be made more than once every six (6) months that would change the amount, price or timing of Formula Awards, and (ii) without the approval of the Company's shareholders no amendment shall be made which:

              (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Formula Awards granted under the Plan (other than as provided in Section 4.11 or 5.1, as appropriate); or

              (b)    Extends the term of the Plan; or

              (c)    Increases the period during which a Stock
                     Option may be exercised beyond ten (10) years from the date of grant; or

              (d) Otherwise materially increases the benefits accruing to Participants or Eligible
                     Directors under the Plan; or

              (e) Materially modifies the requirements as to eligibility for participation in the Plan; or


              (f)    Changes the maximum number of shares of
                     Common Stock for which options may be granted to any Participant during any year (a consecutive twelve (12) month period) (other than as provided in Section 5.1); or

              (g) Will cause Stock Options granted under the Plan to fail to meet the requirements of Rule 16b-3.

              Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant or Eligible Director, affect such Participant's or Eligible Director's rights under any Stock Option or Formula Award previously granted to such Participant or Eligible Director, as the case may be.

         2.7  Participants and Grants

              Stock Options may be granted by the Committee to those persons who the Committee determines have the capacity to make a substantial contribution to the success of the Company. The Committee may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Section 2.5) as the Committee may, in its sole discretion, determine. Notwithstanding the foregoing, no Participant shall be granted Stock Options in any year (a consecutive twelve (12) month period) to purchase in excess of 200,000 shares of Common Stock. In granting Stock Options, the Committee, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion.


     3.  STOCK OPTIONS

         3.1  General

              All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted and dated as of the applicable date of grant, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representation and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Each such grant shall be signed on behalf of the Company by a member of the Committee or by an officer delegated such authority by the Committee.

         3.2  Price

              Subject to the provisions of Sections 3.6(d), 4.11 and 5.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

         3.3  Period

              The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

         3.4  Exercise

              Subject to Sections 2.3 and 5.4, Stock Options may be exercisable immediately upon the grant of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of whole shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

         3.5  Payment

              The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by
              Section 5.3, may be paid:

              (a)    In United States dollars in cash, or by
                     check, bank draft or money order payable in United States dollars to the order of the Company; or

              (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

              (c)    By a combination of both (a) and (b) above.

              The Committee may, in its discretion, impose limitations. conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

         3.6  Special Rules for Incentive Stock Options

              Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock
              Options granted under the Plan:

              (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or a Subsidiary.

              (b) To the extent that the aggregate Fair Market Value of stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other Stock Option Plan of the Company or a Subsidiary, exceeds $100,000, such excess Stock Options shall be treated as Non-Qualified Stock Options.

              (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one
                     (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition.

              (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

         3.7  Termination of Employment or Relationship

              (a) In the event a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c), (d), (e) or (f) while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

              (b)    If a Participant's employment by, or
                     relationship with, the Company or its
                     Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six (6) months after termination unless such Stock Option expires earlier by its terms. For purposes of the Plan, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

              (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six (6) months after such Participant's death unless such Stock Option expires earlier by its terms.

              (d) If a Participant's employment by the Company or a Subsidiary shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject hereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of three (3) months after termination, unless such Stock Option expires earlier by its terms.

              (e) In the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the five (5) year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such Stock Option expires earlier by its terms. A termination for "good cause" shall have occurred only if the Participant in question is terminated, by written notice (i) because of his or her conviction of a felony for a crime involving an act of fraud or dishonesty, (ii) intentional acts or omissions on such Participant's part causing material injury to the property or business of the Company, or (iii) because such Participant shall have breached any material term of any employment agreement in place between such Participant and the Company and shall have failed to correct such breach within any grace period provided for in such agreement. "Good cause" for termination shall not include bad judgment or any act or omission reasonably believed by such Participant, in good faith, to have been in, or not opposed to, the best interests of the Company.

              (f)    In the event of the termination of a
                     Participant's service as a Director of the Company, who at the time of such termination was an Eligible Director and had continuously served as a Director of the Company during the five (5) year period immediately preceding such termination, and such termination is for any reason except for such Participant's death or total disability or the removal of such Participant as Director (by the shareholders, the Board of Directors or otherwise) for "good cause" (as defined in
                     Section 3.7(e)(i) and (ii)), each Stock
                     Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termina-
                     tion) shall immediately become fully
                     exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such Stock Option expires earlier by its terms.

         3.8  Effect of Leaves of Absence

              It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered a continuing intact the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety (90) days in duration, or (ii) the date as of which the Participant's right to re-employment shall have no longer been guaranteed either by statute or contract.


     4.  FORMULA AWARDS TO ELIGIBLE DIRECTORS

         4.1  General

              Each Formula Award granted under the Plan shall be evidenced by a written agreement executed by the Company and by the Eligible Director to whom such Formula Award is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by a member of the Committee or by an officer delegated such authority by the Committee. Each such agreement shall comply with and be subject to the terms and conditions of the Plan. Any such agreement may contain such other terms, provisions and conditions not inconsistent with the Plan or this Section 4 as may be determined by the Committee. All Formula Awards granted under the Plan shall, except where this Section 4 or the context clearly indicates to the contrary, be subject to the provisions of the Plan applicable to Non-Qualified Stock Options.

         4.2  Formula Awards

              Subject to the limitations in Sections 4.13 and 4.14, an option to purchase 1,000 shares of Common Stock (as adjusted pursuant to Section 4.11) shall be granted automatically each year, immediately following the annual meeting of the Company's shareholders, to each member of the Company's Board of Directors (each, a "Director") who is an Eligible Director at such time immediately following such annual meeting beginning with the annual meeting of the shareholders at which the shareholders approve the Plan.

         4.3  Formula Award Exercise Price

              The exercise price per share for a Formula Award shall be the average of the Fair Market Values for the fifth (5th) through the ninth (9th) business days (which, for purposes of this Section 4.3 shall mean those days on which the NASDAQ is open for trading) following the date of grant.

         4.4  Vesting and Exercisability

              Except as otherwise provided in Section 4.7, a Formula Award shall immediately vest and become non-forfeitable upon the grant of the Formula Award. Except as otherwise provided in Section 4.7, a Formula Award shall become exercisable immediately upon vesting for all Directors who have served as Directors of the Company for a total of five (5) consecutive years as of the date of the grant. If a Director has not served as a Director for such period, a Formula Award shall become exercisable according to the following schedule:

              Period of Optionee's Continuous        Portion of
                Service as a Director of the        Formula Award
                Company following the Grant            That is
                                                     Exercisable

                     Twelve months                     33-1/3%
                     Eighteen months                   66-2/3%
                     Twenty-four months                100%

         4.5 Time and Manner of Exercise

             Except as otherwise provided in this Section 4.5, any vested Formula Award, to the extent the same is exercisable in accordance with Section 4.4, is exercisable in whole or in part at any time from time to time until the expiration or termination of its term in accordance with Section 4.7 by giving written notice, signed by the person exercising the Formula Award, to the Company (to the attention of the Company's Corporate Secretary) stating the number of whole shares of Common Stock with respect to which the Formula Award is being exercised, accompanied by payment in full of the option exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Corporate Secretary of the Company shall be the date of exercise of the Formula Award as to such number of shares.

         4.6 Payment of Exercise Price

             Payment of the exercise price for a Formula Award may be in cash or by check, bank draft or money order payable in United States dollars to the order of the Company or payment may be in whole or in part by

             (a) transfer to the Company of shares of Common Stock
                 having a Fair Market Value (as determined in Section 4.3) on the date of exercise equal to the exercise price; or

             (b) delivery of instructions to the Company to
                 withhold from the shares of Common Stock that would otherwise be issued on exercise of that number of such shares having a Fair Market Value (as determined in Section 4.3) equal to the exercise price.

             If the Fair Market Value (as determined in Section 4.3) of the number of whole shares of Common Stock transferred or the number of whole shares of Common Stock withheld is less than the total exercise price, the shortfall must be paid in cash, check, bank draft or money order, as aforesaid.

         4.7 Term of Formula Awards

             Each Formula Award shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

             (a) In the event of the termination of a Formula
                 Award holder's service as a Director, by reason of his or her removal as Director (by the shareholders, the Board of Directors or otherwise), the then outstanding Formula Awards of such holder (whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination.

             (b) In the event of the termination of a Formula
                 Award holder's service as a Director by reason of retirement or total disability, the then outstanding Formula Awards of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one (1) year after the date of such termination or on the stated grant expiration date, whichever is earlier. For purposes of this
                 Section 4.7, the phrase "by reason of retirement" means (a) mandatory retirement pursuant to Board policy or (b) termination of service on or after the holder's 65th birthday.

             (c) In the event of the death of a Formula Award
                 holder while such holder is a Director, the then outstanding Formula Awards of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one (1) year after the date of death of such holder or on the stated grant expiration date, whichever is earlier. Exercise of a deceased holder's Formula Awards that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder's rights have passed by will or the laws of descent and distribution.

             (d) In the event of the termination of a Formula
                 Award holder's service as a Director by reason of the expiration of the Director's term in office (without renomination or reelection) or by reason of resignation, or for any other reason except those described in Sections 4.7(a), (b) or (c), the then outstanding Formula Awards of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire three (3) months after the effective date of such termination.

         4.8 Transferability

             The right to exercise a Formula Award shall, during the lifetime of the Eligible Director to whom such Formula Award was granted, be exercisable only by such recipient or pursuant to a qualified domestic relations order as defined by the Code or Title l of the Employee Retirement Income Security' Act, or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution or a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

         4.9 Limitation of Rights

             Neither the recipient of a Formula Award under the Plan nor the recipient's successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to a Formula Award granted to such person until the date of issuance of a stock certificate for such shares of Common Stock.

         4.10    Limitation as to Directorship

             Neither the Plan, nor the grant of a Formula Award, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

         4.11    Capital Adjustments

             The number and class of shares with respect to which
             a Formula Award may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding Formula Award, and the exercise price per share specified in each such Formula Award shall be proportionate adjustment in accordance with
             the provisions Section 5.1   For purposes of the
             preceding sentence, the Company shall be deemed to have received consideration for any shares issued pursuant to this or any other employee benefit plan meeting the requirements of Rule 16b-3.

         4.12    Limit on Grants to Eligible Directors

             Notwithstanding any provision to the contrary, the Committee may, but shall not be obligated to, grant an Eligible Director Stock Options under the Plan and such grant, if any, shall not affect the Eligible Director's entitlement to be granted Formula Awards pursuant to Section 4.2.

         4.13    Commencement of Grants of Formula Awards

             Notwithstanding any provision to the contrary, no Formula Award shall be granted pursuant to the Plan unless and until no additional Formula Awards may be granted pursuant to the Company's 1993 Stock Option Plan.

         4.14    Termination of Formula Awards

             Notwithstanding any provision to the contrary, no Formula Award shall be granted pursuant to the Plan on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Formula Awards is less than the aggregate number of such shares which would be issuable pursuant to Formula Awards otherwise required to be granted on such date, assuming the full vesting and exercise of such Formula Awards. In the event Formula Awards are not granted as a result of the application of this Section 4.14, no Formula Awards shall thereafter be granted pursuant to the Plan.

         4.15    Conflicting Provisions

             In the event of any conflict between a provision of this Section 4 and a provision in any other paragraph of the Plan with respect to Formula Awards, such provision of this Section 4 shall be deemed to control.


     5.  MISCELLANEOUS PROVISIONS

         5.1 Adjustments Upon Changes in Capitalization

             In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and class of shares as to which Stock Options and Formula Awards may be granted. A corresponding adjustment changing the number or class of shares and/or the exercise price per share of unexercised Stock Options and Formula Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in is discretion accelerate the date after which a Stock Option or Formula Award may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section 5.1 shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

         5.2 Non-Transferability

             No Stock Option shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

         5.3 Withholding

             The Company's obligations under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

         5.4 Compliance with Law and Approval of Regulatory Bodies

             No Stock Option or Formula Award shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of NASDAQ and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option or Formula Award is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option or Formula Award shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained the consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option or Formula Award by a person or estate acquiring the right to exercise the Stock Option or Formula Award as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option or Formula Award and may require consents and releases of taxing authorities that it may deem advisable.

         5.5 No Right to Employment

             Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

         5.6 Exclusion from Pension Computations

             By acceptance of a grant of a Stock Option under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

         5.7 Abandonment of Options

             A Participant or Eligible Director may at any time abandon a Stock Option or Formula Award prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant or Eligible Director shall have no further rights with respect to any Stock Option or Formula Award so abandoned.

         5.8 Severability

             If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

         5.9 Interpretation of the Plan

             Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within Its meaning the plural and vice versa.

         5.10    Use of Proceeds

             Funds received by the Company upon the exercise of Stock Options and Formula Awards shall be used for the general corporate purposes of the Company.

         5.11    Construction of Plan

             The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.





 5                 Opinion of Fox, Rothschild,
                   O'Brien & Frankel


PA DIRECT DIAL (215) 299-2000                       December 20, 1995





American Travellers Corporation
3220 Tillman Drive
Bensalem, Pennsylvania  19020

Gentlemen:

	We have acted as your counsel in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering 500,000 shares of Common Stock, $.01 par value (the "Shares"), of American Travellers Corporation, a Pennsylvania corporation (the "Company"). Such shares may be issued pursuant to the Company's 1995 Stock Option Plan (the "Plan").

	As counsel for the Company, we have examined such corporate records, certificates and other documents and questions of law as we have considered necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have assumed that the Shares will be issued in accordance with the terms and conditions of the Plan. Based on the foregoing, we advise you that, in our opinion, such of the Shares as are issued and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully-paid and non-assessable.

	We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933. as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Fox, Rothschild, O'Brien and Frankel



23(b)              Consent of Arthur Andersen LLP


Arthur Andersen LLP

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report dated February 27, 1995 included in American Travellers Corporation 10-K for the year ended December 31, 1994 and to all references to our firm included in the Registration Statement.

/s/ Arthur Andersen

Philadelphia, PA
December 20, 1995